UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  February 28, 2012

LODGENET INTERACTIVE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	0-22334	46-0371161
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3900 West Innovation Street, Sioux Falls, SD	57107
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code  (605) 988-1000

n/a

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On February 28, 2012, LodgeNet Interactive Corporation (the “Company”) entered into an Agreement (the “Agreement”) with Mast Capital Management, LLC and certain of its affiliates (collectively, “Mast Capital”), which own approximately 9.6% of the Company’s Common Stock.  The Agreement provides, among other things, that Mast Capital will vote in favor of the Company’s slate of nominees for director at the Company’s 2012 annual meeting of stockholders (the “Annual Meeting”) and will not nominate any other person for director at the Annual Meeting or the  2013 annual meeting or otherwise submit any proposal for consideration at, or bring any other business before, the Annual Meeting.  The Company has agreed to: (i) appoint Phillip Spencer to the Company’s Board of Directors to fill an existing vacancy, and (ii) form a selection committee with representatives of Mast Capital and other significant stockholders to select an additional director prior to the Annual Meeting to either fill any vacancy which may occur or, if applicable, be included in the Company’s slate of three nominees for election at the Annual Meeting.  Both Mr. Spencer and the additional director designee will qualify as “independent” under NASDAQ listing standards.

A copy of the Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.  The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 28, 2012, the Company’s Board of Directors appointed Phillip Spencer to fill the vacancy on the Board of Directors in the class of directors whose term expires at the Company’s 2014 annual meeting of stockholders.  Mr. Spencer will stand for re-election at the Company’s 2014 annual meeting.  The appointment of Mr. Spencer as director is effective immediately. Mr. Spencer has not yet been given any committee assignments, which will be determined at a later date.

Mr. Spencer was selected as a director pursuant to the terms of the agreement described in Item 1.01 above, the provisions of which are incorporated herein by reference.  There are no transactions in which Mr. Spencer has an interest requiring disclosure under Item 404(a) of Regulation S-K. Mr. Spencer will be compensated in accordance with the Company’s publicly disclosed director compensation policies.

A press release related to Mr. Spencer’s appointment is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

10.1	Agreement dated February 28, 2012

99.1	Press Release issued on February 29, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 29, 2012	By	/s/ James G. Naro
James G. Naro
	Its	Senior Vice President, General Counsel, Secretary and Chief Compliance Officer